Exhibit 99.1

Zoned Properties Announces Third Quarter Results

Revenue Increases 18%; Generates Net Profit;

Property Development and Expansion Continues

SCOTTSDALE, Ariz., November 14, 2016 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed marijuana industry, today announced its financial results for the third quarter and nine months ending September 30, 2016.

Recent Achievements

●	Amended lease agreement with tenant at the company's Medical Marijuana Business Park in Tempe, Arizona to significantly expand facilities and increase the base rent for the property; and entered into another lease amendment with a second tenant at the property which will contribute to increased rental revenue at no additional cost to the company

●	Amended lease agreement with tenant at the company’s Chino Valley Cultivation Facility to increase the monthly rent for the property by more than 30%

●	Expanded Board of Directors with addition of experienced financial executive, David G. Honaman

●	Established independent Audit Committee

Third Quarter 2016 Financial Results

●	Revenue increased 18% to $481,000, compared to $408,000 for the third quarter of 2015.

●	Operating expenses, including $137,000 in non-cash stock-based compensation and settlement expense, decreased 50% to $351,000 from $697,000 for the third quarter of 2015.

●	Net income was $74,000, or $0.00 per basic and diluted share, compared to a net loss of $(347,000), or $(0.02) per basic and diluted share, for the third quarter of 2015.

●	As of September 30, 2016, the Company had cash and cash equivalents of $610,000 compared to $1.3 million as of December 31, 2015.

Year-to-Date 2016 Financial Results

●	Revenue increased 40% to $1.3 million, compared to $923,000 for the first nine months of 2015.

●	Operating expenses decreased 23% to $1.5 million from $1.9 million for the first nine months of 2015. Operating expenses included $161,000 in legal fees related to the resolution of legacy matters and $505,000 in non-cash stock-based compensation and settlement expense.

●	Net loss was $(336,000), or $(0.02) per basic and diluted share, compared to $(1.1) million, or $(0.06) per basic and diluted share, for the first nine months of 2015.

●	Net cash used in operating activities was $118,000 for the first nine months of 2016 as compared to $455,000 for comparable 2015 period.

Bryan McLaren, Chief Executive Officer of Zoned Properties, stated, “Our work to methodically and steadily grow our business by further developing and expanding our real estate footprint continued in the third quarter as we amended existing lease agreements with current tenants and continued our efforts to develop our real estate assets. Our approach to property development and tenant selection enables us to systematically grow our business in concert with the growth of our tenants’ business and the overall industry. The properties governed by these amended lease agreements are expected to incrementally contribute to revenues beginning in the fourth quarter of 2016 and into 2017.”

“At Zoned Properties, we are committed to corporate governance practices that support high standards of transparency and accountability for our shareholders and the growth and benefit of our business,” concluded Mr. McLaren. “In support of this commitment, we established an independent Audit Committee to be led by our newly appointed independent director, Mr. David G. Honaman. We recognize that ensuring the integrity of our financial operations and reporting, as well as director independence, is critical to our success as we execute our strategic initiatives to grow our business.”

Supplemental Information Regarding Current Portfolio of Rental Properties

Property	Total Rentable Sq. Ft.	Sq. Ft. Rented as of 9/30/2016	Vacant Rentable Sq. Ft.	Total # of Tenants	Annual Base Rent (2017) (a)	Annual Base Rent (2018) (a)
Tempe, AZ (410)	60,000	15,000	45,000	1	$414,675	$609,000
Tempe, AZ (422)	22,355	22,355	0	1	$202,261	$208,331
Gilbert, AZ	N/A	N/A	N/A	0	-	-
Green Valley, AZ	1,440	1,440	0	1	$127,256	$133,619
Chino Valley, AZ	38,799	15,000	23,799	1	$514,500	$540,225
Kingman, AZ	1,497	1,497	0	1	$160,745	$168,782
Total	124,091	55,292	68,799		$1,419,437	$1,659,957

(a)	Annual base rent represents amount of cash payments due from tenants and differs from revenues to be recognized on our consolidated financial statements.

Conference Call:

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on November 14, 2016. To participate in the live conference call, please dial 1-877-830-2627 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-785-424-1230. When prompted, reference Conference ID: Zoned.

A replay will be available until November 28, 2016. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 10096.

The call will also be available live by webcast over the Internet and accessible at http://www.investorcalendar.com/IC/CEPage.asp?ID=175327.

About Zoned Properties, Inc. (ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and value generated. Zoned Properties targets commercial properties that can be acquired and potentially re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com

Tables Follow

ZONED PROPERTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Cash	$609,826	$1,281,464
Rental properties, net (See Note 3)	7,714,825	7,224,593
Deferred rent receivable	14,934	8,909
Deferred rent receivable - related parties	797,657	367,013
Real estate tax escrow	106,971	46,072
Prepaid expenses and other current assets	165,565	105,684
Property and equipment, net	41,851	46,488
Security deposits	8,158	8,158

TOTAL ASSETS	$9,459,787	$9,088,381

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Mortgage payable	$2,100,000	$2,100,000
Convertible note payable	500,000	500,000
Convertible note payable - related party	500,000	500,000
Accounts payable	74,500	36,797
Accrued expenses	147,114	92,044
Accrued expenses - related parties	76,791	56,542
Security deposits payable	91,963	62,440

Total Liabilities	3,490,368	3,347,823

Commitments and Contingencies (See Note 9)

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, 5,000,000 shares authorized; 2,000,000 shares issued and outstanding at September 30, 2016 and December 31, 2015 ($1.00 per share liquidation preference)	2,000	2,000
Common stock: $.001 par value, 100,000,000 shares authorized; 17,181,375 and 17,080,850 issued and outstanding at September 30, 2016 and December 31, 2015, respectively	17,181	17,081
Additional paid-in capital	19,977,646	19,412,954
Accumulated deficit	(14,027,408)	(13,691,477)

Total Stockholders' Equity	5,969,419	5,740,558

Total Liabilities and Stockholders' Equity	$9,459,787	$9,088,381

ZONED PROPERTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

REVENUES:
Rental revenues	$58,829	$121,164	$177,909	$288,182
Rental revenues - related parties	422,382	286,914	1,113,384	634,883

Total Revenues	481,211	408,078	1,291,293	923,065

OPERATING EXPENSES:
Compensation and benefits	92,814	120,247	366,199	298,411
Professional fees	122,038	369,955	604,238	1,011,008
General and administrative expenses	47,692	69,422	151,992	198,516
Depreciation and amortization	43,139	35,598	125,910	110,060
Property operating expenses	23,913	64,868	54,941	104,016
Real estate taxes	21,160	28,757	63,982	56,622
Consulting fees - related parties	-	8,161	-	53,511
Settlement expense	-	-	87,500	67,500

Total Operating Expenses	350,756	697,008	1,454,762	1,899,644

(LOSS) INCOME FROM OPERATIONS	130,455	(288,930)	(163,469)	(976,579)

OTHER INCOME (EXPENSES):
Interest expenses	(48,123)	(49,079)	(144,369)	(145,325)
Interest expenses - related parties	(8,750)	(8,750)	(26,250)	(26,250)
Loss on sale of property and equipment	-	-	(1,843)	-
Other income	-	-	-	2,545
Interest income	-	-	-	439

Total Other Expenses, net	(56,873)	(57,829)	(172,462)	(168,591)

(LOSS) INCOME BEFORE INCOME TAXES	73,582	(346,759)	(335,931)	(1,145,170)

PROVISION FOR INCOME TAXES	-	-	-	-

NET (LOSS) INCOME	$73,582	$(346,759)	$(335,931)	$(1,145,170)

NET LOSS PER COMMON SHARE:
Basic and Diluted	$-	$(0.02)	$(0.02)	$(0.06)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	17,160,228	17,920,100	17,136,148	18,491,082